Exhibit 5.2
[DAY PITNEY LLP]

May 28, 2008
Hubbell Incorporated
584 Derby Milford Road
Orange, Connecticut 06477-4024

Re:	Hubbell Incorporated Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special Connecticut counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), as to certain matters of Connecticut law in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), and the prospectus included therein (the “Prospectus”), relating to any combination of the following securities that may be sold by the Company: common stock, par value $0.01 per share (the “Common Stock”); preferred stock, without par value (the “Preferred Stock”); and debt securities.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus, the Company’s restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as amended to date (the “By-laws”), and records of the corporate proceedings of the Board of Directors of the Company with respect to the Registration Statement and the offerings contemplated thereby. With respect to the records of the proceedings of the Board of Directors we have relied on a certificate of an officer of the Company. We have also examined such other documents, and made such examination of law, as we have deemed necessary in order to render our opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documents.
     The opinions expressed herein are limited to the laws of the State of Connecticut. For purposes of this opinion, we have assumed that the Company’s Certificate of Incorporation and By-laws as in effect on the date of issuance of any shares of Preferred Stock or Common Stock pursuant to the Registration Statement will be the same as the Certificate of Incorporation and By-laws of the Company on the date hereof.
     Based on and subject to the foregoing, we are of the opinion that:
     1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable, if (a) immediately prior to such issuance, such shares are unissued and have

May 28, 2008

not been reserved for any other purpose; (b) such shares are sold pursuant to the Registration Statement and/or the applicable prospectus on terms approved by the Board of Directors for amounts at least equal to the par value of such shares; and (c) the Company has received the consideration that the Board of Directors has authorized for the shares.
     2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and issuance of shares of such series of Preferred Stock has been authorized by all necessary corporate action of the Company, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable, if: (a) the terms, limitations and relative rights and preferences of such series are set forth in a certificate of amendment to the Company’s restated certificate of incorporation that has been duly authorized by the Company’s Board of Directors, duly executed by duly authorized officers of the Company and duly filed with the Secretary of the State of the State of Connecticut; (b) immediately prior to such issuance, such shares are unissued and have not been reserved for any other purpose; (c) such shares are sold pursuant to the Registration Statement and/or the applicable prospectus on terms approved by the Board of Directors; and (d) the Company has received the consideration which the Board of Directors authorized for the shares.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and the reference to our firm in the Prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Day Pitney LLP

DAS; LTW